----------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES AND EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported)
                                January 14, 2004


                        Annaly Mortgage Management, Inc.
              ----------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)



         MARYLAND                       1-13447                  22-3479661
---------------------------          -------------           -------------------
State or Other Jurisdiction          (Commission             (I.R.S. Employer
    Of Incorporation)                 File Number)           Identification No.)



      1211 Avenue of the Americas
              Suite 2902                                            10036
          New York, New York                                      ----------
    -------------------------------                               (Zip Code)
    (Address of Principal Executive
               Offices)


         Registrant's telephone number, including area code:  (212) 696-0100


                                    No Change
--------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

Item 5.  OTHER EVENTS

         On January 14, 2004, Annaly Mortgage Management, Inc. (the "Company") entered into an underwriting agreement with UBS Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated as representatives of the several underwriters (collectively, the "Underwriters"), relating to the sale of 18,000,000 shares of common stock, par value $0.01 per share (the "Common Stock"), and the granting of an over-allotment option for an additional 2,700,000 shares of Common Stock to the Underwriters to fulfill over-allotments. The offering is expected to close on January 21, 2004.

         The aggregate net proceeds, excluding the proceeds the Company may obtain from the exercise of the over-allotment option, to the Company (after deducting estimated expenses) are estimated to be approximately $316,050,000.

         Item 7. FINANCIAL STATEMENTS; PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (a)      Not applicable.

         (b)      Not applicable.

         (c)      Exhibits:

                               1.1 Underwriting Agreement, dated January 14, 2004 between the Company and the Underwriters

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           ANNALY MORTGAGE MANAGEMENT, INC.



                                           By:  /s/ Kathryn Fagan
                                              ----------------------------------
                                              Name: Kathryn Fagan
                                              Title: Chief Financial Officer


Dated: January 15, 2004

                                  EXHIBIT INDEX

EXHIBIT NO.                      DESCRIPTION
-----------                      -----------
1.1                              Underwriting Agreement, dated January 14, 2004
                                 between the Company and the Underwriters